EX-99.1 PRESS RELEASE

             Greg Pratt Named Vice Chairman of Board of Directors of
                         OAO Technology Solutions, Inc.

               Charles Leader Succeeds Pratt as President and CEO


GREENBELT, MD - April 19, 2002 - OAO Technology Solutions(R) (NASDAQ - OAOT) today announced that Greg Pratt has been named Vice Chairman of the Board of Directors. In his new role, Pratt will assume the responsibilities for merger and acquisition activity and corporate development. The Company also announced today that Charles A. Leader would succeed Greg Pratt as President and Chief Executive Officer.

According to Dr. John F. Lehman, Chairman of the Board, "Greg has been instrumental in strategically positioning OAOT for the future. He has transitioned the Company from primarily a data center outsourcer to a full service IT solutions provider. Under Greg's leadership, OAOT returned to profitability and strengthened its relationships with existing customers."

He added, "Going forward, Charlie Leader is charged to enhance the effectiveness of the Company's sales and marketing and accelerate OAOT's growth and profitability."

Prior to joining OAOT, Mr. Leader was President, Chief Operating Officer and a Director of Nichols Research Corporation, a $500 million technical services firm serving commercial, government, and health care customers. Previously, Mr. Leader was President of Hughes Information Systems, a $2.8 billion subsidiary of Hughes Electronics. He has also served as a management consultant in the IT and aerospace/defense industries, and was a partner in McKinsey & Company, the international management consulting firm, where he was co-leader of its aerospace/defense practice. Earlier, Mr. Leader served nearly 10 years on active duty in the U.S. Marine Corps. He received his MBA from the Harvard Business School and a bachelor's degree from the University of Notre Dame.

"Charlie Leader has impressive credentials in the IT business, and we're fortunate to have him join the Company," noted Lehman. "His knowledge and contacts in both the commercial and federal government sectors will be extremely useful as OAOT expands its business, including our new public sector initiative." Mr. Leader said, "I am excited to be joining the OAOT management team and look forward to building upon the Company's solid foundation."

About OAOT

OAO Technology Solutions, Inc. is a global provider of information technology solutions that address the enterprise-wide challenges of Fortune 1000 companies, mid-market organizations, and government agencies. The Company's key offerings include: software application, IT infrastructure, and healthcare IT solutions. Headquartered in Greenbelt, Maryland, the Company's 2,400 employees work in over 200 locations throughout the world. The Company's web site can be accessed at www.oaot.com. Please direct media inquiries to Deborah Starke at 301-486-0400 or media@oaot.com. For investor relations information please contact Karen Vahouny of Qorvis Communications at 703-744-7809 or Maisha Hoye at 301-486-2473, or send e-mail to IR@oaot.com.

SAFE HARBOR STATEMENT: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's current beliefs and expectations as to its future performance. Future events and the Company's actual future results may differ materially from the results, performance or expectations reflected in those forward-looking statements based on the factors described below, among others. The marketplace for software and services of the type offered by OAOT is highly competitive and our business results could suffer due to competitive factors. Our results of operations would also be adversely affected by a change in the prevailing technology away from outsourcing IT applications, the inability of the company to make necessary enhancements or developments to its existing software products, the loss of or decrease in revenues and potential pricing pressure on contracts with a strategic customer, lower than expected revenue growth and profitability of the newly signed AMS contract and contracts with other non-strategic customers, customers potential exercise of early termination clauses in long-term contracts that could reduce contract backlog, and the risk that forecasted revenue will be achieved in the time frame anticipated and that costs may be higher than expected in the forecasted amounts. Refer to our Form 10-K for the year ended December 31, 2001 for additional risk factors that could adversely impact the Company or that could cause future results to differ from the results, performance or expectations reflected in our forward-looking statements. The Company undertakes no duty to publicly update any "forward-looking statements", whether as a result of new information, future events or otherwise. Copyright (C) 2002 by OAO Technology Solutions, Inc. (R) All rights reserved.